Exhibit 99.1

       SIMTEK REPORTS SECOND QUARTER AND FIRST HALF 2006 FINANCIAL RESULTS

     o 36% Product Revenue Growth Q2 vs. Q1 2006, 115% Year to Date Product Revenue Growth vs. 2005

     o Revenue Guidance Increased to $25 to $30 million, from $23 to $27 million for Full Year 2006

     o    Production Qualification Approved for 1 Megabit Device with Real Time
          Clock

     o    Loss Per Share Reduced For Six Months 2006 to ($0.02) vs. ($0.06) 2005

COLORADO SPRINGS, Colorado- July 27, 2006 - Simtek Corporation (OTC Bulletin
Board: SRAM ), the inventor, pioneer, and world's leading supplier of nonvolatile static random access memory (nvSRAM) integrated circuits, today announced its financial results for the second quarter and six months ended June 30, 2006.

Other highlights include:

     o Product Revenue $6.4 million for Q2 2006, $11.2 million for the first half 2006

     o Total Revenue $6.9 million for Q2 2006, $12.7 million for the first half 2006

     o    Profitability Achieved for the Month of June

     o    4 Megabit nvSRAM Program with Cypress Well Underway

     o    Record Design Wins Across Diverse Markets

In this and subsequent reports an accounting change has been, and will be, made in how the non-refundable advance royalty payments from Cypress Semiconductor are accounted for. The change, settled upon after consultation with the Company's independent accountants, results in adding approximately $1 million to Q1 2006 revenue and $0.5 million to Q2 2006 revenue, or $1.5 million in royalty revenue for the first six months of 2006. In this, and future reports, revenue will be reported for product sales, royalty revenue, and total revenue. Please refer to Simtek's related Form 8-K filed on July 26, 2006 for the effect on Q1 2006 financial statements.

Total revenue was $6.9 million for the second quarter of 2006, including royalty revenue of $0.5 million. Product sales for the second quarter was $6.4 million, an increase of 192% from $2.2 million in the second quarter of 2005, and an increase of 36% quarter-over-quarter compared to Q1 2006 product sales of $4.7 million. The Company reported a net loss for 2006's second quarter of $1.5 million or $0.01 per share, compared to a net loss of $2.9 million or $0.05 per share for the second quarter of 2005. Excluding the effects of stock options and amortization of acquisition related costs, the net loss was $0.9 million for the second quarter of 2006. There were no such charges in the 2005 period.

Total revenue for the first six months of 2006 was $12.7 million, including royalty revenue of $1.5 million. Product sales for the first six months of 2006 were $11.2 million, an increase of 115% from $5.2 million in the first six months of 2005. The Company reported a net loss for the six months ended June 30, 2006 of $2.4 million or $0.02 per share, compared to a net loss of $3.9 million or $0.06 per share for the same period in 2005. Excluding the effects of stock options and amortization of acquisition related costs, the net loss was $1.4 million for the 2006 period. There were no such charges in the 2005 period.

Simtek is guiding product revenue for the third quarter of 2006 to be in the range of $7.2 million to $7.5 million. The Company's order backlog, scheduled for delivery in the third quarter, stands at $5.5 million at June 30, 2006 and represents a larger percentage of guided revenue for the subsequent quarter than in prior quarters.

The Company is raising its guidance for total revenue for 2006 from $23 million to $27 million to $25 million to $30 million, including the impact of royalty revenue from the non-refundable payments received from Cypress Semiconductor.

Based on margin improvement and increasing revenue, the Company is guiding to be profitable on a pro-forma basis for the third and fourth quarters of 2006. There is no prepaid royalty installment expected in the third quarter.

Brian Alleman, CFO stated "Achieving production qualification of the .25 micron 256 kilobit and real-time clock version of the 1 megabit devices, which the Company announced yesterday, is the culmination of several years of investment in process R&D and product development. We believe that the Company is now in a position to ramp current customer programs into production, and to aggressively cultivate new design wins. Product revenue for the first six months of 2006 exceeded total revenue for the full year 2005 by $800,000. For the month of June, Simtek achieved what we consider to be an even more significant goal, namely reaching profitability for the month. Focused ASP management, with a favorable shift in product mix and aggressive cost reduction efforts resulted in gross margins on product sales of just over 40% for the month."

Alleman continued, "The Company continues to work on reducing product costs, particularly on the .25 micron parts. We expect to be investing in the third quarter in continued cost reductions, yield enhancements, and back end test efficiencies. We have also successfully transferred offshore the final testing of our highest volume device family. The combination of these actions is projected to increase gross margins in Q3 2006 by as much as 500 basis points over Q2 2006."

Revenue is increasing from improved ASPs, a shift in mix toward higher ASP 1 megabit devices, and from significant increases in unit volumes shipped in several product families. In the European market, the unit volume of shipment of products from Simtek GmbH to customers in Europe increased by 66% quarter-over-quarter compared to Q1 2006. Unit volume shipped on a global basis increased by 36% quarter-over-quarter compared to Q1 2006. Compared to the first six months of 2005, total unit volume shipped to customers increased by 179%.

Simtek President and CEO, Harold Blomquist stated, "Growth is coming from customers around the world and from markets as diverse as storage/RAID (redundant arrays of independent disks) subsystems, automated meter reading systems, display subsystems in multiple application areas, and networking subsystems. Shipments of our 1 megabit family increased by 293% quarter-over-quarter and is showing steady increase in demand from recently awarded programs from Fortune 50 industry leaders in the RAID, and other market segments."

Blomquist went on to say, "We believe that design wins from new and existing customers, and from current and new market segments early in the year is unparalleled in our history and continues at a brisk pace. Market acceptance of our nvSRAM technology continues to broaden. Cypress Semiconductor Corp. reported in its earnings call last week that it has begun sampling high-speed nonvolatile SRAM devices obtained through its partnership with Simtek. Simtek is pleased with its collaboration with Cypress which is expected to provide first samples of a jointly developed 4 megabit device at the beginning of 2007, and which is opening doors to new customers with high-volume programs."

Following is reconciliation* of the Pro-forma financial measures to the most comparable GAAP financial measures:

Unaudited                                                           Three Months Ended     Six Months Ended
(Amounts in thousands, except per share amounts)                       June 30, 2006         June 30, 2006
                                                                    ------------------     -----------------
Loss from Continuing Operations as reported                             $ (1,453)              $ (2,354)

Adjusted-GAAP items:
Amortization of Non-compete Agreement                                        443                    891
Costs associated with employee stock options                                 159                    278
                                                                        --------               --------
Pro-forma Loss from Continuing Operations                               $   (851)              $ (1,185)
                                                                        ========               ========

Per Share Data:
Loss from Continuing Operations as reported                             $  (0.01)              $  (0.02)

Amortization of Non-compete Agreement                                   $      -               $   0.01
Costs associated with employee stock options                            $      -               $      -
                                                                        --------               --------
Pro-forma Loss Per Share from Continuing Operations                     $  (0.01)              $  (0.01)
                                                                        ========               ========

* pursuant to the requirements of Regulation G.

Simtek reports net income or loss in accordance with GAAP and additionally uses pro-forma financial measures which are adjusted from the most directly comparable GAAP financial measures to exclude charges related to unusual or non-recurring expenses the Company may incur from time to time, in order to provide additional comparative information between periods. Management believes that these pro-forma measures are important to investor understanding of the Company's disclosures regarding past, current and future operating results.

As of June 30, 2006 there were 147,321,577 shares outstanding.



                                          SIMTEK CORPORATION
                                CONSDENSED CONSOLIDATED BALANCE SHEETS
                       (Amounts in thousands, except par value and share amounts)



                              ASSETS
                                                                               June 30,          December 31,
                                                                                 2006                2005
                                                                              -----------        ------------
                                                                              (Unaudited)
CURRENT ASSETS:
     Cash and cash equivalents                                                  $  2,265          $  1,766
     Restricted investments                                                        1,975             2,281
     Accounts receivable - trade, net                                              3,955             1,456
     Inventory, net                                                                3,979             2,068
     Prepaid expenses and other current assets                                       387               699
                                                                                --------          --------
         Total current assets                                                     12,561             8,270
EQUIPMENT AND FURNITURE, net                                                         803               571
DEFERRED FINANCING COSTS AND DEBT ISSUANCE COSTS                                     143               111
GOODWILL                                                                             992               876
NON-COMPETITION AGREEMENT                                                          8,016             8,910
OTHER ASSETS                                                                          43                20
                                                                                --------          --------
     TOTAL ASSETS                                                               $ 22,558          $ 18,758
                                                                                ========          ========

                  LIABILITES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable                                                           $  4,539          $  2,822
     Accrued expenses                                                              1,639             1,604
     Obligation under capital leases                                                  --                13
     Notes payable                                                                   558                --
     Debentures, current                                                             480               240
                                                                                --------          --------
         Total current liabilities                                                 7,216             4,679
DEBENTURES, NET OF CURRENT                                                         2,520             2,760
                                                                                --------          --------
     Total liabilities                                                             9,736             7,439
Temporary equity, consisted of 68,750,000 shares of
     common stock, $0.01 par value, subject to cash
     penalties under registration rights agreements,
     net of financing costs of $667,542                                           10,332             8,459
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Preferred stock, $1.00 par value; 2,000,000 shares
         authorized, none issued                                                                  --                --
     Common stock, $.01 par value; 300,000,000 shares
         authorized, 78,581,577 and 78,571,577 shares
         issued and outstanding at June 30, 2006 and
         78,170,823 and 78,160,823 shares issued and
         outstanding at December 31, 2005, excluding
         temporary equity                                                            786               782
     Additional paid-in capital                                                   50,187            48,282
     Treasury stock, at cost; 10,000 shares                                          (13)              (13)
     Accumulated deficit                                                         (48,545)          (46,191)
     Accumulated other comprehensive income:
         Cumulative translation adjustment                                            75                --
                                                                                --------          --------
         Total shareholders' equity                                                2,490             2,860
                                                                                --------          --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                      $ 22,558          $ 18,758
                                                                                ========          ========



                                         SIMTEK CORPORATION
                           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                             (Unaudited)
                      (Amounts in thousands, except share and per share amounts)

                                                       Three Months Ended                      Six Months Ended
                                                            June 30,                                June 30,
                                              -----------------------------------       -----------------------------------
                                                   2006                 2005                 2006                 2005
                                              --------------       --------------       --------------       --------------
REVENUE:
     Product sales, net                       $       6,443        $       2,204        $      11,186        $       5,180
     Royalty revenue                                    483                   --                1,518                   --
                                              -------------        -------------        -------------        -------------
         Total revenue                                6,926                2,204               12,704                5,180
     Cost of sales                                    4,567                1,675                8,037                3,683
                                              -------------        -------------        -------------        -------------
GROSS PROFIT                                          2,359                  529                4,667                1,497

OPERATING EXPENSES:
     Research and development costs                   1,678                1,917                3,223                3,126
     Sales and marketing                              1,018                  444                1,962                  844
     General and administrative                       1,083                  987                1,782                1,274
                                              -------------        -------------        -------------        -------------
           Total operating expenses                   3,779                3,348                6,967                5,244
                                              -------------        -------------        -------------        -------------
LOSS FROM CONTINUING OPERATIONS                      (1,420)              (2,819)              (2,300)              (3,747)

Total other expense                                     (33)                 (50)                 (54)                (103)
                                              -------------        -------------        -------------        -------------

LOSS FROM CONTINUING OPERATIONS
     BEFORE PROVISION FOR INCOME TAXES               (1,453)              (2,869)              (2,354)              (3,850)
     Provision for income taxes                          --                   --                   --                   --
                                              -------------        -------------        -------------        -------------
LOSS FROM CONTINUING OPERATIONS                      (1,453)              (2,869)              (2,354)              (3,850)
LOSS FROM DISCONTINUED OPERATIONS                        --                  (36)                  --                  (68)
                                              -------------        -------------        -------------        -------------
NET LOSS                                      $      (1,453)       $      (2,905)       $      (2,354)       $      (3,918)
                                              =============        =============        =============        =============

NET LOSS PER COMMON SHARE:
     Basic and diluted
     Loss from continuing operations          $        (.01)       $        (.05)       $        (.02)       $        (.06)
     Loss from discontinued operations                 (.00)                (.00)                (.00)                (.00)
                                              -------------        -------------        -------------        -------------
     Total                                    $        (.01)       $        (.05)       $        (.02)       $        (.06)
                                              =============        =============        =============        =============

WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING:
     Basic and diluted                          147,044,131           63,226,984          147,044,131           65,299,377
                                              =============        =============        =============        =============


About Simtek Corporation

Simtek Corporation designs and markets high-speed, re-programmable, nonvolatile semiconductor memory products, for use in a variety of systems including RAID servers, high performance workstations, GPS navigational systems, robotics, copiers and printers, and networking and broadcast equipment. Information on Simtek products can be obtained from its web site: www.simtek.com; email: information@simtek.com. The Company is headquartered in Colorado Springs, Colorado.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements predicting Simtek's future growth. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, projections of future performance including predictions of future profitability and expectations of the business environment in which Simtek operates. For a detailed discussion of these and other risk factors, please refer to Simtek's filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K and subsequent Form 10-Q and Form 8-K filings.

Conference Call

Simtek management's investor teleconference will be webcast live at www.companyboardroom.com and at www.simtek.com and will be available thereafter on both websites for replay for 90 days, beginning several hours after the completion of the call. Simtek is introducing a new teleconference webcast with today's call, which will reach a much broader population of parties who are interested in semiconductors and Simtek.

How to participate on the teleconference portion of Simtek's second-quarter 2006 results call on July 27, 2006 at 10:00am Eastern Daylight Time:

Call 1-888-857-6932 (toll free) or 1-719-457-2604 (local) and mention ID code:
SRAM. The conference call will be webcast live and can be heard at www.fulldisclosure.com on the Company's website: www.simtek.com.

Source:  Simtek

IR Contact for Simtek
Sheldon Lutch
Fusion IR & Communications
sheldon@fusionir.com
212.268.1816

Company Contact for Simtek:
Brian Alleman
information@simtek.com